EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated February 23, 1998 included in this Form 10-K, into the Companys previously filed: Form S-3 Registration Statements File Nos. 33-75554 and 33-72076 and Form S-8 Registration Statements File Nos. 33-56990 and 33-94294.


ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
March 18, 1998